Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-87269 and 333-179724) and Form S-8 (No. 333-170193, 333-153621, 333-42096, 333-72113, 333-63407, 333-83172, 333-90810, 333-102413, and 333-117764) of Waste Connections, Inc. of our report dated March 30, 2012 relating to the financial statements of R360 Environmental Solutions, Inc., which appears in the Current Report on Form 8-K/A of Waste Connections, Inc. dated January 3, 2013.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

January 3, 2013